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                                                                     EXHIBIT 4.3

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS OPTION SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

THIS OPTION IS BEING ISSUED IN CONNECTION WITH THE COMMON STOCK INVESTMENT AGREEMENT DATED AS OF SEPTEMBER 8, 2000 (THE "PURCHASE AGREEMENT") ENTERED INTO BETWEEN THE COMPANY, THE INVESTOR AND OTHER INVESTOR(s) NAMED THEREIN. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANING ASCRIBED THERETO IN THE PURCHASE AGREEMENT.



                         OPTION TO PURCHASE COMMON STOCK

                                       OF

                                 BLUE ZONE, INC.

         THIS CERTIFIES that, for value received, [___________] (the "INVESTOR") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time and from time to time on or after the date hereof and on or prior to 8:00 p.m. New York City Time on the Expiration Date (as defined below) (such period hereinafter referred to as the "EXERCISE PERIOD"), to purchase from BLUE ZONE, INC., a Nevada corporation (the "COMPANY") pursuant to one or more Exercise Notices (as defined herein) (a) shares (the "OPTION SHARES") of the Company's Common Stock, $.001 par value ("COMMON STOCK"), and (b) three-year warrants to purchase up to the number of shares of Common Stock which is equal to 20% of the Option Shares subject to such Exercise Notice at an exercise price equal to 120% of the Exercise Price (as defined below) for such Option Shares, in the form of Annex A to the Purchase Agreement ("INITIAL WARRANTS"), for a purchase price ("PURCHASE PRICE") equal to the average of the closing price of a share of Common Stock on the Principal Market on the three (3) consecutive Trading Days immediately preceding such Exercise Notice (the "EXERCISE PRICE") times the number of Option Shares subject to such Exercise Notice, for an aggregate purchase price of up to [_____________________] Dollars ($[______________]). The number of Option Shares purchased pursuant to any Exercise Notice shall equal the dollar amount specified in the Exercise Notice divided by the Exercise Price. Payment of the Purchase Price shall be payment in full for the Option Shares and Initial Warrants issuable pursuant to any Exercise Notice. "EXPIRATION DATE" shall mean the date which is one year following the Closing Date, provided that such



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Expiration Date shall be deferred for one day for each day that there is a lack of Effective Registration after the Effectiveness Deadline (as defined in the Registration Rights Agreement).

1. Title of Option. Prior to the expiration hereof and subject to compliance with applicable laws, this Option and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder hereof in person or by duly authorized attorney, upon surrender of this Option together with (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws. The term "HOLDER" shall refer to the Investor or any subsequent transferee of this Option.

2. Authorization of Shares. The Company covenants that all Option Shares and Initial Warrants which may be issued upon the exercise of rights represented by this Option will, upon exercise of the rights represented by this Option and payment of the Purchase Price as set forth herein will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).

3.       Exercise of Option.

         Mechanics of Exercise. The Holder may exercise this Option, in whole or in part, at any time and from time to time, by delivering (which may be by facsimile) to the offices of the Company or any transfer agent for the Common Stock an Exercise Notice in the form annexed hereto ("EXERCISE NOTICE") specifying the dollar amount and number of Option Shares with respect to which this Option is being exercised, provided that the Holder may only deliver an Exercise Notice if after the Closing Date the closing price of a share of Common Stock on the Principal Market is greater than the Share Purchase Price (as such price may be appropriately and equitably adjusted for stock splits, stock dividends and reclassifications of the Common Stock). Within three (3) Trading Days following delivery of such Exercise Notice (or such other date mutually agreed upon by the parties), a closing (each, an "OPTION CLOSING") shall occur, at which the Company will deliver to the Holder at the offices of KKWC duly executed certificates representing the requisite number of Option Shares subject to such Exercise Notice and duly executed Initial Warrants covered by such Exercise Notice, and the Holder shall deliver the Purchase Price for such Option Shares and Initial Warrants to the Company, whereupon the Holder will be deemed the record and beneficial owner of all the applicable Option Shares and Initial Warrants as of the date of the Exercise Notice; provided, however, that if the Registration Statement (as defined in the Registration Rights Agreement) is not effective at the time of such Option Closing, then the Holder will deliver to the Company only 80% of the applicable Purchase Price (whereupon it will be deemed the record and beneficial owner of all the applicable Option Shares and Initial Warrants as of the date of the Exercise Notice) and such Holder will deliver the remaining 20% of such Purchase Price to the Company three (3) Trading Days following the date such Holder is notified in writing that the Registration Statement covering all the Registrable Securities (as defined in the Registration Rights Agreement) has been declared effective. Each Option Closing

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         shall be subject to the terms and conditions set forth in Article IV of the Purchase Agreement. The Holder shall not be obligated to purchase Option Shares and consummate an Option Closing in the event that any Rep Modifications may reasonably be deemed to constitute a Material Adverse Change or are not reasonably satisfactory to the Holder, provided that the Holder may waive any such condition in its sole discretion. The Company shall not be liable to the Holder hereunder solely due to such Holder's refusal to waive such condition following such Holder's exercise hereof.

         The Holder shall surrender to the Company this Option on or prior to any Option Closing. In the event that this Option is not exercised in full, the aggregate purchase price hereunder shall be reduced by the dollar amount for which this Option is exercised and/or surrendered, and the Company, at its expense, shall within three (3) Trading Days issue and deliver to the Holder a new Option of like tenor in the name of the Holder or as the Holder (upon payment by Holder of any applicable transfer taxes) may request, reflecting such adjusted Option.

         The Holder may withdraw its Exercise Notice at any time if the Company fails to timely deliver the relevant certificates and warrants to the Holder as provided in this Option.

         In lieu of delivering physical certificates representing the Option Shares issuable upon exercise of this Option, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Option Shares issuable upon exercise to the Holder, by crediting the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The Company agrees to coordinate with DTC to accomplish this objective.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares or warrants shall be issued upon the exercise of this Option. In lieu of issuance of a fractional share or warrant upon any exercise hereunder, the Company will round up to nearest whole number of shares or warrants.

5. Charges, Taxes and Expenses. Issuance of the Initial Warrants and the certificates for shares of Common Stock upon the exercise of this Option shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate or warrants, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Option or in such name or names as may be directed by the Holder of this Option; provided, however, that in the event the Initial Warrants or certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Option, this Option when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof; and provided further, that the Company shall not be required to pay any tax or taxes which may be


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         payable in respect of any transfer involved in the issuance of any
         Option certificates or any certificates for the Option Shares in a name other than that of the Holder.

6. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Option.

7. No Rights as Shareholder until Exercise. Subject to the Purchase Agreement and Section 12 of this Option and the provisions of any other written agreement between the Company and the Investor, the Investor shall not be entitled to vote or receive dividends or be deemed the holder of Option Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Investor, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Option shall have been exercised as provided herein. However, at the time of the exercise of this Option pursuant to Section 3 hereof, the Option Shares so purchased hereunder shall be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Option shall have been exercised.

8. Assignment and Transfer of Option. This Option may be assigned by the surrender of this Option and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company or its transfer agent as the Company may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company); provided, however, that this Option may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act of 1933, as amended (the "ACT"), or (ii) in a transaction pursuant to an exemption, if available, from registration under the Act and whereby, if reasonably requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the Holder of this Option to the effect that the transaction is so exempt. If this Option is duly assigned in accordance with the terms hereof, then the Company agrees, upon the request of the assignee, to amend or supplement promptly any effective registration statement covering the Option Shares and the shares of Common Stock issuable upon exercise of the Initial Warrants so that the direct assignee of the original holder is added as a selling stockholder thereunder.

9. Loss, Theft, Destruction or Mutilation of Option; Exchange. The Company represents, warrants and covenants that (a) upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Option or stock certificate representing the Option Shares or any Initial Warrants, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and (b) upon surrender and cancellation of such Option or stock certificate or Initial Warrant, if mutilated, the Company will make and deliver a new Option or stock certificate or Initial Warrant of


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         like tenor and dated as of such cancellation, in lieu of this Option or stock certificate or Initial Warrant without any charge therefor.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

11. Effect of Certain Events. If at any time while this Option or any portion thereof is outstanding and unexpired there shall be a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "SALE OR MERGER TRANSACTION"), the Holder of this Option shall have the right thereafter to purchase, by exercise of this Option and payment of the aggregate Purchase Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Option been exercised immediately prior thereto, subject to further adjustment as provided in
         Section 12.

12.      Adjustments of Exercise Price and Number of Option Shares.

         The number of and kind of securities purchasable upon exercise of this Option and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 12.

(a) Subdivisions, Combinations, Stock Dividends and other Issuances. If the Company shall, at any time while this Option is outstanding, (A) pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock,
         (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Exercise Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this
         Section 12(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. As used herein, the Affected Exercise Prices (each an "AFFECTED EXERCISE PRICE") shall refer to each reported price for the Common Stock on the Principal Market occurring on any Trading Day included in the period used for determining the Exercise Price, which Trading Day occurred before the record date in the case of events referred to in clause (A) of this subparagraph 12(a) and the effective date in the case of the events referred to in clauses (B) and (C) of this subparagraph 12(a).

(b) Merger, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the


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         Company to another entity, then the Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Purchase Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by the Holder for the shares of stock subject to this Option had this Option been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Option to be performed and observed by the Company.

(c) Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Option exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Option, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Holder for the shares of stock subject to this Option had this Option at such time been exercised. The terms of any reorganization, consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder hereof the right to receive the securities or property set forth in this Section 12 upon any exercise following any such reclassification, consolidation, merger, sale, transfer or share exchange.

(d) Other. In the event that any distributions or other issuances or reorganizations by the Company affects any Affected Exercise Price, such Affected Exercise Price such be appropriately and equitably adjusted.

14. Notice of Adjustment; Notice of Events. (i) Whenever the number of Option Shares or number or kind of securities or other property purchasable upon the exercise of this Option or an Affected Exercise Price is adjusted, the Company shall promptly mail to the Holder of this Option a notice setting forth setting forth the computation of such adjustment and a brief statement of the facts requiring such adjustment. (ii) If: (A) the Company shall declare a dividend (or any other distribution) on its Common Stock; or (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or
         (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (E) the Company shall authorize the voluntary dissolution, liquidation or winding up of


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         the affairs of the Company, then the Company shall cause to be mailed to each Option holder at their last addresses as they shall appear upon the Option register of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up.

15. Authorized Shares. The Company covenants that during the Exercise Period it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Option Shares upon the exercise of any and all purchase rights under this Option and for the issuance of the shares underlying the Initial Warrants. The Company further covenants that its issuance of this Option shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Initial Warrants and certificates for the Option Shares upon the exercise of the purchase rights under this Option. The Company will take all such reasonable action as may be necessary to assure that the issuance of the Option Shares and Initial Warrants upon the exercise of any and all purchase rights under this Option may be issued as provided herein without violation of any applicable law, regulation, or rule of any applicable market or exchange.

16.      9.99% Limitation.

(a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Option Shares) that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" (as defined in Rule 144 of the Act) ("AGGREGATION PARTIES") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.99% of the total issued and outstanding shares of the Common Stock (the "RESTRICTED OWNERSHIP PERCENTAGE"). Each holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the


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         announcement as pending or planned, of a change of control transaction
         (including without limitation a transaction that would result in a transfer of more than 50% of the Company's voting power or equity, or a transaction that would result in a person or "group" being deemed the beneficial owner of 50% or more of the Company's voting power or equity).

(b) The holder covenants at all times on each day (each such day being referred to as a "COVENANT DAY") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "COVENANT PERIOD") such holder will not acquire shares of Common Stock pursuant to any right (including exercise of Options) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such holder and its Aggregation Parties (ignoring all dispositions) would exceed:

                           (1) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period, minus

                           (2) the number of shares of Common Stock actually owned by such holder and its Aggregation Parties at the commencement of the Covenant Period.

                           A new and independent covenant will be deemed to be given by the holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The holder agrees to comply with each such covenant. This Section 16 controls in the case of any conflict with any other provision of the Agreement or any agreement entered into in connection therewith.

                           The Company's obligation to issue Common Stock which would exceed such limits referred to in this Section 16 shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

(c) Notwithstanding anything contained herein, in no event shall the Company issue shares of Common Stock hereunder to the extent that the total number of shares issued or deemed issued to the Investors under the Purchase Agreement would exceed 19.9% of the Company's issued and outstanding shares of Common Stock on the date of issuance hereof.

17. Compliance with Securities Laws. (a) The Holder hereof acknowledges that the Option Shares acquired upon the exercise of this Option, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Option Shares issued to the Holder upon exercise (if not registered, for resale or otherwise, or if no exemption from registration exists) will bear substantially the following legend:


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         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
         WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(b) Without limiting the Investor's right to transfer, assign or otherwise convey the Option or Option Shares in compliance with all applicable securities laws, the Investor of this Option, by acceptance hereof, acknowledges that this Option and the Option Shares to be issued upon exercise hereof are being acquired solely for the Investor's own account and not as a nominee for any other party, and that the Investor will not offer, sell or otherwise dispose of this Option or any Option Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws.

18.      Miscellaneous.

(a) Issue Date; Choice of Law; Venue; Jurisdiction. The provisions of this Option shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Option shall be binding upon any successors or assigns of the Company. This Option will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the Federal And State courts sitting in the County of New York in the State of New York in connection with any dispute arising under this Option and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens or venue, to the bringing of any such proceeding in such jurisdiction. Each party hereby agrees that if the other party to this Option obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Option irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address in accordance with Section 18(c). Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

(b) Modification and Waiver. This Option and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party



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         against which enforcement of the same is sought. Any amendment effected in accordance with this paragraph shall be binding upon the Investor, each future holder of this Option and the Company. No waivers of, or exceptions to, any term, condition or provision of this Option, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(c) Notices. Any notice, request or other document required or permitted to be given or delivered to the Investor or future holders hereof or the Company shall be personally delivered or shall be sent by certified or registered mail, postage prepaid, to the Investor or each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Purchase Agreement. All notices under this Option shall be deemed to have been given when received.

         A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 18(c).

(d) Severability. Whenever possible, each provision of this Option shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Option in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Option shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Option Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Option Shares on the exercise of this Option.

(f) Specific Enforcement. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Option were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall he entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Option and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

                            [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Option to be executed by its officers thereunto duly authorized.

Dated: September 8, 2000

                                     BLUE ZONE, INC


                                     By:
                                        -------------------------------
                                     Name:
                                     Title:


ATTEST:


------------------------------
Name:


Agreed and Accepted
this 8th day of September, 2000


[INVESTOR]




By:
   ------------------------------
    Name:
    Title:

                                 EXERCISE NOTICE

BLUE ZONE, INC
329 Railway Street
Vancouver, British Columbia V6A
Facsimile:  604-685-4391

This undersigned hereby elects to exercise the right of purchase represented by the within Option ("Option") for:

(a) _______________ shares of Common Stock* ("Option Shares") provided for therein at an aggregate purchase price of $_______________; and

(b) Initial Warrants to purchase 20% of the number of Option Shares stated in
(a) above;

and requests that certificates for the Option Shares and the Initial Warrants be issued as follows:

                           -------------------------------
                           Name

                           --------------------------------
                           Address

                           --------------------------------

                           --------------------------------

and, if the number of Option Shares shall not be all the Option Shares purchasable upon exercise of the Option, that a new Option for the balance of the Option Shares be issued.

In lieu of delivering physical certificates representing the Option Shares purchasable upon exercise of this Option, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Option Shares issuable upon conversion or exercise to the undersigned, by crediting the account of the undersigned's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

Dated:                                 Signature:
      ----------------------                     -------------------------------

                                                 -------------------------------
                                                 Name (please print)

                                                 -------------------------------
                                                 Address (please print)

                                                 -------------------------------

         The Investor exercising this Option hereby represents and warrants that such Investor's representations and warranties contained in the Purchase Agreement are true and correct as of the date of this exercise.


--------------------------
 * NOTE: If conversion of the Option is made by surrender of the Option and the number of shares indicated exceeds the maximum number of shares to which a holder is entitled, the Company will issue such maximum number of shares purchasable upon exercise of the Option registered in the name of the undersigned Optionholder or the undersigned's Assignee as below indicated and deliver same to the address stated below.

                                 ASSIGNMENT FORM

                    (To assign the foregoing Option, execute
                   this form and supply required information.
                  Do not use this form to exercise the Option.)



         FOR VALUE RECEIVED, the foregoing Option and all rights evidenced thereby are hereby assigned to whose address is
------------------------------------------------

---------------------------------------------------------------.


---------------------------------------------------------------


                                           Dated:              ,
                                                 --------------

            Holder's Signature:
                                ---------------------------------
            Holder's Address:
                                ---------------------------------

                                ---------------------------------



Signature Guaranteed:
                     ----------------------------------------------



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Option, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Option.